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                            DATED 26 November 1996

                (1) LEONARD MORETON and LIZABETH JENNY MORETON

                                   - and -

                           (2) LEONARD MORETON & CO

                            (3) SITEINPUT LIMITED


                 --------------------------------------------

                                  AGREEMENT

                    for the sale and purchase of shares in
                          PDM Communications Limited
                 --------------------------------------------

                               R A K I S O N S
                             S O L I C I T O R S

                      27 Chancery Lane, London WC2A 1NF

                         TELEPHONE: 0171-404 5212
                         FAX: 0171-831 1926
                         REF: JMP\11714\moreton2.sap



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DATED:  26 November 1996

PARTIES:

1 "Vendors": the persons who names and addresses are set out in column 1 of the Schedule

2 "LM": Leonard Moreton & Co, a sole trader of South Croft, Copsem Lane, Oxshott, Surrey, KT22 0NT

3 "Milton": Siteinput Limited (registered in England under company number 3113109) whose registered office is at 1 Thames Street, Windsor, Berkshire SL4 1PL

OPERATIVE PROVISIONS:

1         Definitions

1.1 In this agreement the following words and expressions have the meanings stated:

          "agreed form"
          a form agreed between the parties, a copy of which has been initialled for the purposes of identification by or on behalf of the parties;

          "Company"
          PDM Communications Limited (registered in England under number
          1324588);

          "Completion"
          completion of the purchase of the Shares in accordance with clause 4;

          "Guarantee"
          the guarantee given by Mr Moreton to Midland Bank plc in respect of the Company's indebtedness;

          "Loan Account"
          the loan account opened by the Company in the name of Mr Moreton on which Mr Moreton owes to the Company (pound)14,616.58 as at the date of this agreement;

          "Shares"
          27 ordinary shares of (pound)1 each in the Company;


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          "Warranties"

          the warranties and representations by the Vendors set out in clause 5.

1.2 Clause headings in this agreement are for ease of reference only and do not affect the construction of any provision.

2         Agreement for sale
          Subject to the terms and conditions of this agreement the Vendors shall sell with full title guarantee and Milton shall purchase the Shares, free from all liens, charges and encumbrances and with all rights attaching to them, with effect from the date of this agreement.

3         Purchase consideration
          The purchase consideration for the Shares shall be the aggregate sum of (pound)12,600 (of which (pound)10,000 has been paid as a deposit in advance of this agreement) and the balance of which shall be satisfied on Completion in the amounts set opposite the respective names of the Vendors in columns 3 and 4 of the Schedule.

4         Completion

4.1 Completion shall take place at the offices of Milton on the execution of this agreement.

4.2       The Vendors shall deliver to Milton:

4.2.1 duly completed and signed transfers in favour of Milton, or as it may direct, of the Shares;

4.2.2 service and employment agreements in the agreed forms duly executed by each of them;

4.2.3 an invoice addressed to the Company from LM in the sum of (pound)12,000 (excluding VAT);

4.2.4 a resignation as director and the secretary of the Company from Mrs Moreton with a written acknowledgment from her, executed as a deed in such form as Milton requires, that she has no claim against the Company on any grounds whatsoever.

4.3 The parties to this agreement shall take or cause to be taken the following steps at a board meeting of the Company:


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4.3.1     the approval of the transfers (subject to stamping) referred to in clauses 4.2.1;

4.3.2 the submission and acceptance of the resignation referred to in clause 4.2.4;


4.3.3 the appointment of William Leslie Milton and Andrew John Turnbull as additional directors of the Company;

4.3.4     the appointment of Andrew John Turnbull as secretary of the Company;

4.3.5 the changing of the Company's registered office to 1 Thames Street, Windsor, Berkshire SL4 1PL;

4.3.6 the convening of an extraordinary general meeting of the Company on short notice to adopt new articles of association of the Company in the agreed form.

4.4 Upon completion of the matters referred to in clauses 4.2 and 4.3 Milton shall or shall procure:

4.4.1 the partial satisfaction of the Loan Account by the sum shown in column 4 of the Schedule;

4.4.2 the delivery to each of the Vendors of their respective service agreements in the agreed forms duly executed by the Company;

4.4.3     the payment of the invoice referred to in clause 4.2.3;

4.5 The Purchaser shall use all reasonable endeavours to procure the release of the Guarantee as soon as practicable following Completion.

5         Warranties and indemnity by the Vendors

5.1 The Vendors jointly and severally warrant to Milton that the warranties set out below are true and accurate in all material respects and are not misleading at the date of this agreement:

5.1.1 each of the Vendors has full power and authority to transfer the Shares with full title guarantee to Milton free from any lien, charge or encumbrance whatsoever;

5.1.2 the Vendors have full power to enter into and perform this agreement and this agreement constitutes binding obligations on each of them in accordance with the terms of this agreement;

5.1.3 there are no agreements or arrangements in force, other than this agreement, which grant to any person other than Milton the right to call for the issue, allotment or transfer of any share or loan capital of the Company;


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5.1.4     Jerry Kinally of Brooklands, Baynards Park, Cranley, Surrey, GU6 8EQ
          has no claim whatsoever against the Company.

5.2 Mr Moreton shall indemnify and keep indemnified on a continuing basis Milton and the Company from and against all losses, costs, damages, liabilities, fines, judgments, expenses, proceedings and demands which Milton and/or the Company may suffer, incur or pay as a result of any claim (including, but not limited to, claims for redundancy payments, protective awards, or compensation for unfair dismissal but excluding damages for wrongful dismissal) by Mrs Moreton as an employee of the Company.

6         Limitation of Warranty liability

6.1 The provisions of this paragraph shall operate to limit the liability of the Vendors under or in connection with the Warranties and references to "such liabilities" shall be construed accordingly. The parties agree as follows:

6.1.1 no such liabilities shall attach to the Vendors unless the aggregate amount of such liabilities shall exceed the total sum of (pound)1,000 but if such liabilities shall exceed that sum the Vendors shall be liable for the whole of such liabilities and not merely for the excess;

6.1.2     the aggregate amount of such liabilities shall not exceed
          (pound)24,600;

6.1.3 claims against the Vendors in relation to the Warranties shall be wholly barred and unenforceable unless written particulars of such claims (giving reasonable details of the specific matter or claim in respect of which such claims are made so far as then known to Milton) shall have been given to the Vendors prior to the first anniversary of this agreement; and

6.1.4 if the Vendors make any payment by way of damages for breach of the Warranties and within twelve months of the making of the relevant payment the Company or Milton receives any benefit otherwise than from the Vendors which would not have been received but for the circumstances giving rise to the claim in respect of which the damages payment was made, Milton shall, once it or the Company, as the case may be, has received such benefit, forthwith repay to the Vendors an amount equal to the lesser of (a) the amount of such benefit and (b) the damages payment in question.

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7         No other representations
          Milton admits that it has not entered into this agreement in reliance upon any representation or promise other than those incorporated in this agreement.

8         Loan facility to LM
          Milton agrees to procure that the Company provides an interest free loan of up to (pound)5,000 to LM for the purpose of payment of taxes incurred by Mr Moreton subject to the production by him of such evidence (as Milton may from time to time reasonably require) of a demand or requirement for payment by LM of income tax, capital gains tax or value added tax and provided that any loan shall be subject to the provisions of the Companies Act 1985 and dependent on the relevant circumstances may be reduced by the Company in its entire discretion to such amount as is permissible to be loaned to a director accordingly.

9         Put and call options

9.1 For the purposes of this clause the following words and expressions shall have the meanings stated:

          "Business Day"
          a day on which banks in the City of London are open for business other than a Saturday or Sunday;

          "Gross Income"
          Sales Revenues less Sales Costs;

          "Option Period"
          the period commencing on the date of this agreement and expiring at close of business on the second anniversary of this agreement or, if the latter is not a Business Day, close of business on the Business Day immediately following such anniversary;

          "PDM Shares"
          28 ordinary shares of (pound)1 each in the Company;

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          "Personnel Costs"
          the aggregate cost to the Company of employing or engaging staff in the operation of its business from the date of this agreement as shown in the Company's management accounts;

          "Prescribed Price"
          (i) if the Milton Put Option is exercised, 18.5% of Gross Income; and

          (ii) if the Milton Call Option is exercised, 25% of Gross Income;

          "Sales Costs"

          the aggregate expenditure of the Company excluding Personnel Costs and overheads from the date of this agreement as shown in the Company's management accounts;

          "Sales Revenue"
          the aggregate income of the Company from the date of this agreement as shown in the Company's management accounts;

9.2 In consideration of the sum of (pound)1 (receipt of which Milton acknowledges) Milton grants to Mr Moreton the right to require Milton (or as it may direct) ("Moreton Put Option") to purchase all (but not some only) of the PDM Shares.

9.3 In consideration of the sum of (pound)1 (receipt of which Mr Moreton acknowledges) Mr Moreton grants to Milton the right for Milton (or as it may direct) ("Milton Call Option") to purchase all (but not some only) of the PDM Shares.

9.4 The Moreton Put Option and Milton Call Option are either or both known as the "P/C Option".

9.5 The Moreton Put Option may be exercised at any time during the Option Period provided that the Sales Revenue exceeds the aggregate of the Sales Costs and the Personnel Costs at the date of the latest published management accounts.

9.6 The Milton Call Option shall be exercisable at any time (and in the case of clauses 9.6.2 and 9.6.3, prior to any of those events) if:

9.6.1     Mr Moreton ceases to be employed by the Company for whatever reason;

9.6.2 the sale or other disposal of the undertaking of the Company or Milton or its holding company;

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9.6.3     the equity share capital of Milton or its holding company being admitted to a listing or quotation on any stock exchange (including, without, limitation, the Alternative Investment Market and NASDAQ).

9.7 The P/C Option shall be exercised by the delivery of a written notice (in the case of the Milton Put Option) by Mr Moreton on Milton or (in the case of the Milton Call Option) by Milton on Mr Moreton stating that the relevant option is being exercised.

9.8 If the P/C Option is exercised, Milton and Mr Moreton shall determine the Prescribed Price as soon as practicable. Completion of the sale and purchase of the PDM Shares shall take place within three months of the Prescribed Price having been determined when Mr Moreton shall deliver to Milton a duly executed transfer of all of the PDM Shares in favour of Milton (or as it may direct) and Milton shall pay to Mr Moreton the Prescribed Price in full.

9.9 Mr Moreton and Milton shall do all such acts as are required by the articles of association of the Company to ensure the registration of the transfer of the PDM Shares and each of Mr Moreton and Milton hereby authorises any director of the Company to do all such acts on his behalf.

9.10 Mr Moreton shall not create or allow to be created over any of the PDM Shares any lien, charge or encumbrance whatsoever so that any transfer made by him pursuant to this clause 9 shall be made with full title guarantee.

9.11 The Company shall prepare monthly management accounts in accordance with standard accounting practice and such management accounts shall be conclusive in determining Sales Revenue, Sales Costs and Personnel Costs.

10        Confidentiality, non-competition and non-solicitation

10.1 To assure to Milton the full benefit of the business and goodwill of the Company generated by the Vendors, the Vendors undertake by way of further consideration for the obligations of Milton under this agreement, as separate and independent agreements, that they will not:

10.1.1 disclose to any person, or use for any purpose, and shall use all reasonable endeavours to prevent the publication or disclosure of, information concerning the business, accounts or finances of the Company or its clients or customers' transactions or affairs, of which he has knowledge;

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10.1.2    for the later of six months from the date of this agreement and six months after the termination of their respective employments with the Company, either on their own account or for another person, directly or indirectly solicit, interfere with or endeavour to entice away from the Company a person who, to their knowledge, is, or has during the previous two years been, a client, customer or employee of, or in the habit of dealing with, the Company;

lO.1.3 for the later of six months from the date of this agreement and six months after the termination of their respective employments with the Company, either alone or jointly with, or as manager, agent for or employee of, another person, directly or indirectly carry on or be engaged, concerned or interested in the area of 75 miles radius of the head office of the Company from time to time (a) in the business of advertising, sales promotion and direct marketing; or (b) in any other business similar to any business now carried on by the Company in which he shall have been actively involved in the previous twelve months.

10.2 The Vendors agree that the covenants and undertakings contained in clause 10.1 are reasonable and are entered into for the purpose of protecting the goodwill of the business of the Company and that accordingly the benefit of the covenants and undertakings may be assigned by Milton and its successors in title without the consent of the Vendors.

10.3 Each covenant and/or undertaking contained in clause 10.1 shall be construed as a separate covenant or undertaking. If one or more of the covenants and/or undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining covenants and undertakings shall continue to bind the Vendors.

10.4 If any covenant or undertaking contained in clause 10.1 were void but would be valid if the period of application were reduced or if some part of the covenant or undertaking were deleted, the covenant or undertaking in question shall apply with such modification as is necessary to make it valid.

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11        Communications

11.1 All communications between the parties with respect to this agreement shall be delivered by hand or sent by post. The address for service of each party shall be the address as stated in this agreement or such address as the addressee may from time to time have notified in writing for the purpose of this clause.
          A notice shall be deemed to have been served:

l1.1.1    if personally delivered: at the time of delivery;

ll.1.2    if posted: at the expiration of 24 hours.

11.2 In proving service it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with clause 11.1

12        General

12.1 All expenses incurred by or on behalf of the parties, including all fees of representatives, solicitors and accountants employed by any of them in connection with the negotiation, preparation or execution of this agreement, shall be borne solely by the party who incurred the liability and the Company shall have no liability in respect of them.


12.2 The construction, validity and performance of this agreement shall be governed by the laws of England.

13        Announcements
          No announcement shall be made in respect of the subject matter of this agreement, except as specifically agreed between the parties, unless an announcement is required by law.

14        Working capital
          Milton undertakes with the Vendors to use its best endeavours to assure that the Company is provided with at least (pound)60,000 working capital provided that this undertaking shall lapse in the event of:


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l4.1      any distress, execution. sequestration, or other process being levied or enforced upon or sued against the Company's property which is not discharged within 10 days; or

14.2 the Company being unable to pay its debts in the normal course of business; or

14.3 the Company ceasing or threatening to cease wholly or substantially to carry on its business or the making of an order or the passing of a resolution for its winding-up, being in any of these cases otherwise than for the purpose of a reconstruction or amalgamation, without insolvency; or

14.4 an encumbrancer taking possession of, or a receiver or trustee being appointed over the whole or any part of the Company's undertaking, property or other assets.

          EXECUTED by the parties as a deed on the date of this agreement.


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                                    SCHEDULE
                    Vendors names, address and shareholdings

                                                    Consideration in
Vendor's name and address      Number of        Cash           Repayment of Loan
                                Shares                              Account

Leonard Moreton                   14         (pound)6,533              Nil
("Mr Moreton")
South Croft Copsem Lane
Oxshott Surrey KT22 ONT

Lizabeth Jenny Moreton            13         (pound)3,700         (pound)2,367
("Mrs Moreton")
South Croft aforesaid




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SIGNED and DELIVERED                    )
by LEONARD MORETON in his               )
personal capacity and on behalf of      ) /s/ L. Moreton
LEONARD MORETON & CO                    )
as a deed in the presence of:           )



Witness signs: /s/ M. Gracey

Print name:    M. GRACEY

Address:       26 Daryngton Drive
               Guildford
               Surrey
               GUI 2QD

Occupation:    Marketing Consultant



SIGNED and DELIVERED                    )
by LIZABETH JENNY MORETON               ) /s/ L.J. Moreton
as a deed in the presence of:           )

Witness signs: /s/ M. Gracey

Print name:    M. GRACEY

Address:       26 Daryngton Drive
               Guildford
               Surrey
               GUI 2QD

Occupation:    Marketing Consultant

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EXECUTED as a deed by              )
SITEINPUT LIMITED                  )

                                   Director       /s/ L. Milton


                                   Director Secrerary  /s/ AJ Turnbull




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